UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 01, 2022

DASEKE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway Suite 550
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC
Warrants, each exercisable for one half of a share of Common Stock at an exercise price of $5.75 per half share	DSKEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 1, 2022, Daseke, Inc. (the “Company”) issued a press release (the “Press Release”) to confirm that its warrants, which were issued in connection with its initial public offering in 2015, have expired according to their terms on February 27, 2022. Prior to such expiration, each warrant entitled the holder to purchase the Company’s common stock at an exercise price of $5.75 per one-half of a share of common stock (or $11.50 per whole share of common stock), and prior to the expiration date, 1,635,314 warrants were submitted for exercise, resulting in $9.4 million in cash proceeds to the Company and 817,657 shares of the Company’s common stock being issued to the former warrant holders. As provided in the warrant agreement, each warrant not exercised on or before the expiration date became void, and all rights thereunder and all rights in respect thereof under the warrant agreement ceased at 5:00 p.m. New York City time on the expiration date. A copy of the Press Release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 1, 2022.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DASEKE, INC.

Date:	March 1, 2022	By:	/s/ Soumit Roy
Soumit Roy Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary